UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

COHEN & STEERS REIT AND UTILITY INCOME FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
WILLIAM J. ROBERTS
MATTHEW S. CROUSE
LYNN D. SCHULTZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Western Investment LLC (“Western Investment”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of three nominees as directors at the 2008 annual meeting of stockholders (the “Annual Meeting”) of Cohen & Steers REIT and Utility Income Fund, Inc. (the “Fund”).  Western Investment has filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On March 26, 2008, Western Investment mailed the following letter to holders of the Fund’s Auction Market Preferred Shares:

WESTERN INVESTMENT LLC

ATTENTION COHEN & STEERS PREFERRED STOCKHOLDERS:

TIME IS SHORT.  PLEASE FOLLOW THE INSTRUCTIONS BELOW TO VOTE BY TELEPHONE OR THE INTERNET TO INSURE YOUR VOTE IS RECEIVED IN TIME!

VOTE BY TELEPHONE	VOTE BY INTERNET

Using a touch-tone telephone, call the toll-free number which appears on your enclosed Voting Form.	Go to website: WWW.PROXYVOTE.COM
Just follow these four easy steps:	Just follow these four easy steps:
1. 2. 3. 4.
Read the accompanying Proxy material and enclosed Voting Form.
Call the toll-free number located on your Voting Form.
Enter your 12-digit Control Number located on your Voting Form.
Follow the simple recorded instructions.
	1. 2. 3. 4.	Read the accompanying Proxy material and enclosed Voting Form. Go to the website www.proxyvote.com. Enter your 12-digit Control Number located on your Voting Form. Follow the simple instructions.

If you vote by telephone or Internet, you need not return your Voting Form. Thank you for your support!

From: www.bloggingstocks.com

Will Arthur D. Lipson's plan unfreeze Auction Rate Securities?

Posted Mar 8th 2008 5:28PM by Peter Cohan

The New York Times reports that a distressed securities investor, Arthur D. Lipson, has a plan to unfreeze the accounts of those people who were suckered into thinking that Auction Rate Securities (ARSs) were as good as cash. But ARSs, whose rates were supposed to reset every week at about 3%, are illiquid because accounting rule changes made them quite unpopular with corporate treasurers. The resulting failed auctions have frozen the accounts.

I posted on this $330 billion ARS market last week and have been stunned to learn about all the people who thought that significant portions of their life savings were safe, only to learn that the funds are frozen. For these people, it's as if they went to the bank to withdraw their deposits and now they can't get their money out. I don't know how these people can sleep at night. I'd have trouble coping.

But Lipson argues that the closed-end funds that hold these ARSs are trading at a discount and that these discounts present an opportunity for closed-end funds to do the right thing, for both common and preferred shareholders. Lipson suggests that these closed-end funds' managers should sell the underlying securities - utility stocks and shares of real estate investment trusts - and use the proceeds to buy back common shares.

What good is that? Lipson thinks it would shrink the size of the funds and allow them to redeem some of the preferred shares they issued to increase the fund's yield. Unfortunately, Lipson believes that managers won't implement his plan because doing so would severely reduce the management fees they receive, based on the assets in the funds.

So Lipson has launched proxy fights at three funds, seeking board representation to try to force them to follow his prescription. I am glad the New York Times is covering this story and believe it warrants some serious government intervention.

Unfortunately, with Washington trying to plug a host of other leaks in our economic dike, these frozen ARS accounts may not get the attention they deserve.

Peter Cohan is President of Peter S. Cohan & Associates. He also teaches management at Babson College and edits The Cohan Letter.

Permission from the author was neither sought nor obtained for the use of this article.